EXHIBIT 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-119618, 333-37398, and 333-129775 of SCANA Corporation on Forms S-8 and Registration Statements No. 333-113749 and 333-127370 of SCANA Corporation on Forms S-3 of our reports dated February 28, 2007 relating to the financial statements and financial statement schedule of SCANA Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2006.

/s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
February 28, 2007

EXHIBIT 23.02

SOUTH CAROLINA ELECTRIC & GAS COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108760 of South Carolina Electric & Gas Company on Form S-3 of our report dated February 28, 2007 relating to the financial statements and financial statement schedule of South Carolina Electric & Gas Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006) appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2006.

/s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
February 28, 2007